SiriusPoint Reports Second Quarter 2026 Net Income of $69m, Return on Equity of 12.0% and Operating Return on Equity of 13.8%

HAMILTON, Bermuda, July 29, 2026 - SiriusPoint Ltd. (“SiriusPoint” or the “Company”) (NYSE:SPNT), a specialty underwriter, today announced results for its second quarter ended June 30, 2026.
Second Quarter 2026 Highlights
•Net income available to SiriusPoint common shareholders of $69 million, or $0.58 per diluted common share with operating earnings per share of $0.67
•Return on equity of 12.0%, with operating return on equity of 13.8%
•Core gross written premium increased 6%: Insurance & Services grew 15%, Reinsurance declined 9%
•Core combined ratio of 91.4%
•Book value per diluted common share (ex. AOCI) increased 3% from March 31, 2026 to $19.48
•Balance sheet remains strong with BSCR estimate of 239%
Half Year 2026 Highlights
•Net income available to SiriusPoint common shareholders of $168 million, up 44% versus prior year
•Diluted earnings per common share of $1.40, with operating earnings per share up 17% to $1.37
•Return on equity of 14.8%, with operating return on equity of 14.7%
•Insurance & Services gross written premium growth of 11%; continued discipline in Reinsurance with premiums decreasing 9%
•Core combined ratio of 90.1% improved 2.3 points versus prior year
•Book value per diluted common share (ex. AOCI) increased 8%, from December 31, 2025 to $19.48
•$95 million common shares repurchased year to date(1), marking $295 million of total capital returned in 2026
(1) As at July 28, 2026.
Scott Egan, Chief Executive Officer, said: “Our second quarter and half year results are strong and reflect our continuing progress, the strength of our diverse and low-volatility portfolio, and our approach to capital management.
“The second quarter Core combined ratio of 91.4% contributes to a half year result of 90.1%, a 2.3 point improvement on prior year. Our half year operating return on equity of 14.7% is at the upper end of our 12-15% across the cycle target range.
“Premiums in our Insurance & Services business grew 15% in the second quarter. We have both the capability and agility to target and grow in attractive areas while pulling back where we don’t see adequate returns for the risk we take, as evidenced by our reduction in Reinsurance premiums of 9%.
“As a result of underwriting performance and active capital management, book value per share (ex. AOCI) grew by 3% in the quarter and 8% for the half year. While market conditions are becoming more challenging, we are well positioned to maintain our momentum and deliver consistent and sustainable earnings.”

Key Financial Metrics
The following table shows certain key financial metrics for the three and six months ended June 30, 2026 and 2025 and as of June 30, 2026 and December 31, 2025:

	Three months ended		Six months ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
	($ in millions, except for ratios)
Combined ratio	88.5%	86.1%	88.2%	88.8%
Core combined ratio ⁽¹⁾	91.4%	89.5%	90.1%	92.4%
Core underwriting income ⁽¹⁾	$55.0	$67.6	$125.9	$96.1
Core net services income ⁽¹⁾	$9.9	$8.7	$18.3	$27.6
Operating net income ⁽¹⁾	$79.4	$78.1	$165.1	$139.1
Operating earnings per share ⁽¹⁾	$0.67	$0.66	$1.37	$1.17
Annualized ROE	12.0%	12.7%	14.8%	12.8%
Annualized Operating ROE ⁽¹⁾	13.8%	17.0%	14.7%	15.4%

	June 30, 2026	December 31, 2025
Book value per common share	$19.61	$19.40
Book value per diluted common share	$19.30	$18.61
Book value per diluted common share ex. AOCI ⁽¹⁾	$19.48	$18.10
Tangible book value per diluted common share ⁽¹⁾	$17.98	$17.62
(1)Core combined ratio, Core underwriting income, and Core net services income are non-GAAP financial measures. See definitions in “Non-GAAP Financial Measures” and reconciliations in “Segment Reporting.” Operating net income, Operating earnings per share, Annualized Operating ROE, book value per diluted common share ex. AOCI and tangible book value per diluted common share are non-GAAP financial measures. See definitions and reconciliations in “Non-GAAP Financial Measures.”
Second Quarter and Half Year 2026 Summary
Consolidated underwriting income for the three months ended June 30, 2026 was $73.5 million compared to $90.2 million for the three months ended June 30, 2025. The decrease was primarily a result of earned premium growing at a slower pace than written due to a shift in our business mix, and higher acquisition costs, partially offset by a lower attritional loss ratio and increased favorable prior year loss reserve development.
Consolidated underwriting income for the six months ended June 30, 2026 was $151.2 million compared to $144.3 million for the six months ended June 30, 2025. The improvement was primarily driven by a decrease in catastrophe losses as the prior period included losses from the California wildfires, partially offset by higher expenses. Increased acquisition costs primarily resulted from profit commission accruals related to favorable loss experience and increased other underwriting expense is largely driven by expenses related to incentive compensation award outperformance.
Reportable Segments
The determination of our reportable segments is based on the manner in which management monitors the performance of our operations, which consist of two reportable segments - Insurance & Services and Reinsurance. Collectively, the sum of our two segments, Insurance & Services and Reinsurance, constitute our “Core” results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. See reconciliations in “Segment Reporting.” We believe it is useful to review Core results as it better reflects how management views the business and reflects our decision to exit the run off business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Three months ended June 30, 2026 and 2025
Core Premium Volume
Gross written premium increased by $51.4 million, or 5.5%, to $981.5 million for the three months ended June 30, 2026 compared to $930.1 million for the three months ended June 30, 2025. Net written premium increased by $9.7 million, or 1.4%, to $709.5 million for the three months ended June 30, 2026 compared to $699.8 million for the three months ended June 30, 2025. Net earned premium decreased by $6.8 million, or 1.1%, to $638.8 million for the three months ended June 30, 2026 compared to $645.6 million for the three months ended June 30, 2025. The increases in written premium were driven by our Insurance & Services segment, including new program growth, mainly in General Liability, as well as continued growth in London MGAs, partially offset by decreases in our Reinsurance segment, primarily in Casualty and Property Catastrophe. The decrease in net earned premium was primarily a result of earned premium growing at a slower pace than written due to a shift in our business mix, as well as a reduction in net earned premium related to the inception of an aggregate reinsurance program in 2026.
Core Underwriting Results
Core results for the three months ended June 30, 2026 included income of $64.9 million compared to $76.3 million for the three months ended June 30, 2025. Income for the three months ended June 30, 2026 consists of underwriting income of $55.0 million (91.4% combined ratio) and net services income of $9.9 million, compared to underwriting income of $67.6 million (89.5% combined ratio) and net services income of $8.7 million for the three months ended June 30, 2025. The decrease in underwriting income was primarily driven by decreased earned premiums and higher acquisition costs, partially offset by increased favorable prior year loss reserve development. For the three months ended June 30, 2026, favorable prior year loss reserve development was $16.7 million compared to $13.8 million for the three months ended June 30, 2025, primarily driven by favorable development in A&H and Property.
The increase in net services income was due to growth in the IMG travel business and the acquisition of Assist America, partially offset by the deconsolidation of Armada. Service margin, which is calculated as Net service fee income as a percentage of services revenues, increased to 16.5% for the three months ended June 30, 2026 from 13.5% for the three months ended June 30, 2025, when adjusted to exclude Armada, driven by the acquisition of Assist America.
Six months ended June 30, 2026 and 2025
Core Premium Volume
Gross written premium increased by $65.3 million, or 3.4%, to $1,985.3 million for the six months ended June 30, 2026 compared to $1,920.0 million for the six months ended June 30, 2025. Net written premium decreased by $45.5 million, or 3.1%, to $1,406.3 million for the six months ended June 30, 2026 compared to $1,451.8 million for the six months ended June 30, 2025. Net earned premium increased by $5.7 million, or 0.4%, to $1,277.1 million for the six months ended June 30, 2026 compared to $1,271.4 million for the six months ended June 30, 2025. The increases in gross written premium and net earned premium were driven by our Insurance & Services segment, primarily driven by new program growth, mainly in General Liability, as well as continued organic growth in existing programs and growth in A&H, partially offset by decreases in our Reinsurance segment, mainly in Casualty, Property Catastrophe, and Other Specialties. The decrease in net written premium was primarily driven by the decreases in our Reinsurance segment and the ceded premium related to the inception of an aggregate reinsurance program in 2026.
Core Underwriting Results
Core results for the six months ended June 30, 2026 included income of $144.2 million compared to $123.7 million for the six months ended June 30, 2025. Income for the six months ended June 30, 2026 consists of underwriting income of $125.9 million (90.1% combined ratio) and net services income of $18.3 million, compared to underwriting income of $96.1 million (92.4% combined ratio) and net services income of $27.6 million for the six months ended June 30, 2025. The improvement in net underwriting results was primarily driven by decreased catastrophe losses, partially offset by higher acquisition costs and other underwriting expense. Catastrophe losses were $6.7 million, or 0.5 percentage points on the combined ratio, for the six months ended June 30, 2026, compared to $67.4 million, or 5.3 percentage points on the combined ratio, for the six months ended June 30, 2025, primarily driven by the California wildfires in the prior period. Increased acquisition costs primarily resulted from profit commission accruals related to favorable loss experience and increased other underwriting expense is largely driven by expenses related to incentive compensation award outperformance.
Insurance & Services Segment
Three months ended June 30, 2026 and 2025
Insurance & Services gross written premium were $644.6 million for the three months ended June 30, 2026, an increase of $84.2 million, or 15.0%, compared to the three months ended June 30, 2025, primarily driven by new program growth, mainly in General Liability, as well as continued growth in London MGAs.
Insurance & Services generated income of $45.3 million for the three months ended June 30, 2026, compared to $48.2 million for the three months ended June 30, 2025. Income for the three months ended June 30, 2026 consists of underwriting income of $35.4 million (90.7% combined ratio) and net services income of $9.9 million, compared to underwriting income of $39.5 million (89.3% combined ratio) and net services income of $8.7 million for the three months ended June 30, 2025. The decrease in underwriting income was primarily a result of earned premium growing at a slower pace than written due to a shift in our business mix, as well as expenses related to incentive compensation award outperformance.

Six months ended June 30, 2026 and 2025
Insurance & Services gross written premium were $1,329.2 million for the six months ended June 30, 2026, an increase of $133.7 million, or 11.2%, for the year ended June 30, 2026 compared to the year ended June 30, 2025, primarily driven by new program growth, mainly in General Liability, as well as continued organic growth in existing programs and growth in North America A&H.
Insurance & Services generated income of $83.8 million for the six months ended June 30, 2026, compared to $87.2 million for the six months ended June 30, 2025. Income for the six months ended June 30, 2026 consists of underwriting income of $65.5 million (91.4% combined ratio) and net services income of $18.3 million, compared to underwriting income of $59.6 million (91.6% combined ratio) and net services income of $27.6 million for the six months ended June 30, 2025. The improvement in underwriting income was primarily driven by increased favorable prior year loss reserve development, partially offset by increased expenses. For the six months ended June 30, 2026, favorable prior year loss reserve development was $31.2 million compared to $12.2 million for the six months ended June 30, 2025, primarily driven by favorable development in A&H. Increased acquisition costs primarily resulted from profit commission accruals related to favorable loss experience and increased other underwriting expense is largely driven by expenses related to incentive compensation award outperformance.
Reinsurance Segment
Three months ended June 30, 2026 and 2025
Reinsurance gross written premium were $336.9 million for the three months ended June 30, 2026, a decrease of $32.8 million, or 8.9%, compared to the three months ended June 30, 2025, primarily driven by deliberate reductions in Casualty and rate and exposure reductions in Property Catastrophe.
Reinsurance generated underwriting income of $19.6 million (92.3% combined ratio) for the three months ended June 30, 2026, compared to $28.1 million (89.8% combined ratio) for the three months ended June 30, 2025. The decrease in underwriting income for the three months ended June 30, 2026 compared to the three months ended June 30, 2025 was primarily driven by decreased net earned premiums in Casualty and Property Catastrophe and higher acquisition costs in Property and Other Specialties, partially offset by a lower attritional loss ratio.
Six months ended June 30, 2026 and 2025
Reinsurance gross written premium were $656.1 million for the six months ended June 30, 2026, a decrease of $68.4 million, or 9.4%, compared to the six months ended June 30, 2025, primarily driven by deliberate reductions in Casualty, rate and exposure reductions in Property Catastrophe, and reductions in Other Specialties.
Reinsurance generated underwriting income of $60.4 million (88.3% combined ratio) for the six months ended June 30, 2026, compared to $36.5 million (93.5% combined ratio) for the six months ended June 30, 2025. The increase in underwriting income was primarily driven by decreased catastrophe losses, as the six months ended June 30, 2025 included losses of $62.6 million, or 11.1 percentage points on the combined ratio, primarily from the California wildfires. This was partially offset by lower favorable prior year loss reserve development of $17.7 million for the six months ended June 30, 2026, compared to $35.9 million for the six months ended June 30, 2025, mainly from reserve releases in Property relating to prior year’s catastrophe events.

Investments
Three months ended June 30, 2026 and 2025
Net investment income decreased to $65.5 million for the three months ended June 30, 2026 compared to $68.2 million for the three months ended June 30, 2025 driven by sales of investments in the TPOC Portfolio as compared to the prior period, combined with higher expenses related to incentive compensation award outperformance. Net investment gains (losses) increased to $7.9 million for the three months ended June 30, 2026 compared to $0.7 million for the three months ended June 30, 2025 primarily due to gains from fair value changes in the Company's investments managed by related parties, which are included in Other long-term investments.
Six months ended June 30, 2026 and 2025
Net investment income decreased to $131.9 million for the six months ended June 30, 2026 compared to $139.4 million for the six months ended June 30, 2025 driven by sales of investments in the TPOC Portfolio as compared to the prior period, combined with higher expenses related to incentive compensation award outperformance. Net investment gains (losses) increased to $19.3 million for the six months ended June 30, 2026 compared to $0.4 million for the six months ended June 30, 2025 primarily due to gains from fair value changes in the Company's investments managed by related parties, as well as gains on private equity funds, both of which are included in Other long-term investments.
Webcast Details
The Company will hold a webcast to discuss its second quarter 2026 results at 10:30 a.m. Eastern Time on July 30, 2026. The webcast of the conference call will be available over the Internet from the Company’s website at www.siriuspt.com under the “Investor Relations” section. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call will be available by dialing 1-877-451-6152 (domestic) or 1-201-389-0879 (international). Participants should ask for the SiriusPoint Ltd. second quarter 2026 earnings call.
The online replay will be available on the Company's website immediately following the call at www.siriuspt.com under the “Investor Relations” section.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “believes,” “intends,” “seeks,” “anticipates,” “aims,” “plans,” “targets,” “estimates,” “expects,” “assumes,” “continues,” “guidance,” “should,” “could,” “will,” “may” and the negative of these or similar terms and phrases. These risks and uncertainties include, but are not limited to, the "Risk Factors" described in the Company's most recent Annual Report on Form 10-K and other subsequent periodic reports filed with the Securities and Exchange Commission.
All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
Non-GAAP Financial Measures and Other Financial Metrics
In presenting SiriusPoint’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). SiriusPoint’s management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of SiriusPoint’s financial performance, identifying trends in our results, and providing meaningful period-to-period comparisons. Core underwriting income, Core net services income, Core income, Core combined ratio, book value per diluted common share excluding accumulated other comprehensive income (loss) ("AOCI"), tangible book value per diluted common share, Operating net income, Core Operating net income, Operating earnings per share, Core Operating earnings per share, Operating ROE and Core Operating ROE are non-GAAP financial measures. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP figures are included in the attached financial information in accordance with Regulation G and Item 10(e) of Regulation S-K, as applicable.
About the Company
SiriusPoint is a global underwriter of insurance and reinsurance providing solutions to clients and brokers around the world. Bermuda-headquartered with offices in New York, London, Stockholm and other locations, we are listed on the New York

Stock Exchange (SPNT). We have licenses to write Property & Casualty and Accident & Health insurance and reinsurance globally. Our offering and distribution capabilities are strengthened by a portfolio of strategic partnerships with Managing General Agents and Program Administrators. With approximately $3.0 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A from AM Best, S&P and Fitch, and A3 from Moody’s. For more information, please visit www.siriuspt.com.
Contacts
Investor Relations
Liam Blackledge - Investor Relations and Strategy Manager
Liam.Blackledge@siriuspt.com
+ 44 203 772 3082
Media
Natalie King - Global Head of Marketing and External Communications
Natalie.King@siriuspt.com
+ 44 770 728 8817

SIRIUSPOINT LTD.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of June 30, 2026 and December 31, 2025
(expressed in millions of U.S. dollars, except per share and share amounts)

	June 30, 2026	December 31, 2025
Assets
Debt securities, available for sale, at fair value, net of allowance for credit losses of $0.0 (2025 - $0.0) (cost - $5,180.5; 2025 - $5,118.3)	$5,156.9	$5,168.6
Debt securities, trading, at fair value (cost - $88.6; 2025 - $114.6)	64.8	90.3
Short-term investments, at fair value (cost -$7.2; 2025 - $28.4)	7.5	28.3
Other long-term investments, at fair value (cost - $399.3; 2025 - $421.9) (includes related party investments at fair value of $224.5 (2025 - $216.1))	285.8	315.1
Total investments	5,515.0	5,602.3
Cash and cash equivalents	614.8	731.2
Restricted cash and cash equivalents	131.1	171.2
Due from brokers	32.6	7.5
Interest and dividends receivable	44.2	47.1
Insurance and reinsurance balances receivable, net	2,606.7	2,260.3
Deferred acquisition costs, net	408.7	384.1
Unearned premiums ceded	630.7	487.4
Loss and loss adjustment expenses recoverable, net	1,991.4	2,102.3
Deferred tax asset	267.4	267.7
Goodwill	18.6	—
Intangible assets	137.4	121.2
Other assets	253.1	272.1
Assets held for sale	—	115.2
Total assets	$12,651.7	$12,569.6
Liabilities
Loss and loss adjustment expense reserves	$5,750.3	$5,782.5
Unearned premium reserves	2,119.7	1,855.4
Reinsurance balances payable	1,461.3	1,447.6
Debt	675.5	688.6
Due to brokers	23.3	5.5
Deferred tax liability	73.1	73.0
Other liabilities	271.8	246.1
Total liabilities	10,375.0	10,098.7
Commitments and contingent liabilities
Shareholders’ equity
Series B preference shares (2025 - par value $0.10; authorized and issued: 8,000,000)	—	200.0
Common shares (issued and outstanding: 116,065,965; 2025 - 116,989,799)	11.6	11.7
Additional paid-in capital	888.9	967.7
Retained earnings	1,396.7	1,228.5
Accumulated other comprehensive income (loss), net of tax	(21.3)	61.9
Shareholders’ equity attributable to SiriusPoint shareholders	2,275.9	2,469.8
Noncontrolling interests	0.8	1.1
Total shareholders’ equity	2,276.7	2,470.9
Total liabilities, noncontrolling interests and shareholders’ equity	$12,651.7	$12,569.6

SIRIUSPOINT LTD.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
For the three and six months ended June 30, 2026 and 2025
(expressed in millions of U.S. dollars, except per share and share amounts)

	Three months ended		Six months ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenues
Net earned premium	$640.3	$652.0	$1,279.2	$1,278.7
Net investment income	65.5	68.2	131.9	139.4
Net investment gains (losses)	7.9	0.7	19.3	0.4
Other revenues	30.4	27.3	88.3	57.0
Total revenues	744.1	748.2	1,518.7	1,475.5
Expenses
Loss and loss adjustment expenses incurred, net	358.2	372.6	721.1	774.4
Acquisition costs, net	156.8	140.9	304.6	270.6
Other underwriting expenses	51.8	48.3	102.3	89.4
Net corporate and other expenses	73.7	70.9	144.9	131.5
Intangible asset amortization	2.4	2.8	5.0	5.7
Interest expense	18.7	21.1	35.5	39.2
Foreign exchange (gains) losses	(1.8)	16.7	(0.5)	14.5
Total expenses	659.8	673.3	1,312.9	1,325.3
Income before income tax expense	84.3	74.9	205.8	150.2
Income tax expense	(15.8)	(11.6)	(35.0)	(24.9)
Net income	68.5	63.3	170.8	125.3
Net (income) loss attributable to noncontrolling interests	0.1	(0.1)	—	(0.5)
Net income available to SiriusPoint	68.6	63.2	170.8	124.8
Dividends on Series B preference shares	—	(4.0)	(2.6)	(8.0)
Net income available to SiriusPoint common shareholders	$68.6	$59.2	$168.2	$116.8
Earnings per share available to SiriusPoint common shareholders
Basic earnings per share available to SiriusPoint common shareholders	$0.59	$0.51	$1.44	$1.00
Diluted earnings per share available to SiriusPoint common shareholders	$0.58	$0.50	$1.40	$0.98
Weighted average number of common shares used in the determination of earnings per share
Basic	116,732,354	116,523,435	116,728,906	116,252,739
Diluted	119,011,731	118,669,471	120,237,742	118,598,535

SIRIUSPOINT LTD.
SEGMENT REPORTING

	Three months ended June 30, 2026
	Insurance & Services	Reinsurance	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross written premium	$644.6	$336.9	$981.5	$—	$(3.3)	$—	$978.2
Net written premium	422.4	287.1	709.5	—	0.8	—	710.3
Net earned premium	381.7	257.1	638.8	—	1.5	—	640.3
Loss and loss adjustment expenses incurred, net	216.5	140.1	356.6	(1.8)	3.4	—	358.2
Acquisition costs, net	104.2	75.7	179.9	(20.7)	(2.4)	—	156.8
Other underwriting expenses	25.6	21.7	47.3	—	4.5	—	51.8
Underwriting income (loss)	35.4	19.6	55.0	22.5	(4.0)	—	73.5
Services revenues	59.4	—	59.4	(29.8)	—	(29.6)	—
Services expenses	49.6	—	49.6	—	—	(49.6)	—
Net services fee income	9.8	—	9.8	(29.8)	—	20.0	—
Services noncontrolling loss	0.1	—	0.1	—	—	(0.1)	—
Net services income	9.9	—	9.9	(29.8)	—	19.9	—
Segment income (loss)	45.3	19.6	64.9	(7.3)	(4.0)	19.9	73.5
Net investment income					65.5	—	65.5
Net investment gains (losses)					7.9	—	7.9
Other revenues					0.8	29.6	30.4
Net corporate and other expenses					(24.1)	(49.6)	(73.7)
Intangible asset amortization					(2.4)	—	(2.4)
Interest expense					(18.7)	—	(18.7)
Foreign exchange gains					1.8	—	1.8
Income before income tax expense	$45.3	$19.6	64.9	(7.3)	26.8	(0.1)	84.3
Income tax expense			—	—	(15.8)	—	(15.8)
Net income			64.9	(7.3)	11.0	(0.1)	68.5
Net loss attributable to noncontrolling interest			—	—	—	0.1	0.1
Net income available to SiriusPoint			$64.9	$(7.3)	$11.0	$—	$68.6

Attritional losses	$231.3	$140.7	$372.0	$(1.8)	$1.7	$—	$371.9
Catastrophe losses	1.3	—	1.3	—	—	—	1.3
Prior year loss reserve development	(16.1)	(0.6)	(16.7)	—	1.7	—	(15.0)
Loss and loss adjustment expenses incurred, net	$216.5	$140.1	$356.6	$(1.8)	$3.4	$—	$358.2

Underwriting Ratios: (1)
Attritional loss ratio	60.6%	54.7%	58.2%				58.0%
Catastrophe loss ratio	0.3%	—%	0.2%				0.2%
Prior year loss development ratio	(4.2)%	(0.2)%	(2.6)%				(2.3)%
Loss ratio	56.7%	54.5%	55.8%				55.9%
Acquisition cost ratio	27.3%	29.4%	28.2%				24.5%
Other underwriting expenses ratio	6.7%	8.4%	7.4%				8.1%
Combined ratio	90.7%	92.3%	91.4%				88.5%
(1)Underwriting ratios are calculated by dividing the related expense by net earned premium.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Three months ended June 30, 2025
	Insurance & Services	Reinsurance	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross written premium	$560.4	$369.7	$930.1	$—	$18.1	$—	$948.2
Net written premium	392.8	307.0	699.8	—	4.6	—	704.4
Net earned premium	369.2	276.4	645.6	—	6.4	—	652.0
Loss and loss adjustment expenses incurred, net	209.2	156.4	365.6	(1.5)	8.5	—	372.6
Acquisition costs, net	97.9	70.5	168.4	(28.2)	0.7	—	140.9
Other underwriting expenses	22.6	21.4	44.0	—	4.3	—	48.3
Underwriting income (loss)	39.5	28.1	67.6	29.7	(7.1)	—	90.2
Services revenues	58.1	—	58.1	(31.7)	—	(26.4)	—
Services expenses	49.6	—	49.6	—	—	(49.6)	—
Net services fee income	8.5	—	8.5	(31.7)	—	23.2	—
Services noncontrolling loss	0.2	—	0.2	—	—	(0.2)	—
Net services income	8.7	—	8.7	(31.7)	—	23.0	—
Segment income (loss)	48.2	28.1	76.3	(2.0)	(7.1)	23.0	90.2
Net investment income					68.2	—	68.2
Net investment gains (losses)					0.7	—	0.7
Other revenues					0.9	26.4	27.3
Net corporate and other expenses					(21.3)	(49.6)	(70.9)
Intangible asset amortization					(2.8)	—	(2.8)
Interest expense					(21.1)	—	(21.1)
Foreign exchange losses					(16.7)	—	(16.7)
Income before income tax expense	$48.2	$28.1	76.3	(2.0)	0.8	(0.2)	74.9
Income tax expense			—	—	(11.6)	—	(11.6)
Net income (loss)			76.3	(2.0)	(10.8)	(0.2)	63.3
Net income attributable to noncontrolling interest			—	—	(0.3)	0.2	(0.1)
Net income (loss) available to SiriusPoint			$76.3	$(2.0)	$(11.1)	$—	$63.2

Attritional losses	$218.9	$161.0	$379.9	$(1.5)	$3.4	$—	$381.8
Catastrophe losses	—	(0.5)	(0.5)	—	—	—	(0.5)
Prior year loss reserve development	(9.7)	(4.1)	(13.8)	—	5.1	—	(8.7)
Loss and loss adjustment expenses incurred, net	$209.2	$156.4	$365.6	$(1.5)	$8.5	$—	$372.6

Underwriting Ratios: (1)
Attritional loss ratio	59.3%	58.3%	58.8%				58.5%
Catastrophe loss ratio	—%	(0.2)%	(0.1)%				(0.1)%
Prior year loss development ratio	(2.6)%	(1.5)%	(2.1)%				(1.3)%
Loss ratio	56.7%	56.6%	56.6%				57.1%
Acquisition cost ratio	26.5%	25.5%	26.1%				21.6%
Other underwriting expenses ratio	6.1%	7.7%	6.8%				7.4%
Combined ratio	89.3%	89.8%	89.5%				86.1%
(1)Underwriting ratios are calculated by dividing the related expense by net earned premium.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Six months ended June 30, 2026
	Insurance & Services	Reinsurance	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross written premium	$1,329.2	$656.1	$1,985.3	$—	$(4.2)	$—	$1,981.1
Net written premium	883.5	522.8	1,406.3	—	(0.8)	—	1,405.5
Net earned premium	761.8	515.3	1,277.1	—	2.1	—	1,279.2
Loss and loss adjustment expenses incurred, net	432.2	274.1	706.3	(3.6)	18.4	—	721.1
Acquisition costs, net	212.2	139.5	351.7	(44.5)	(2.6)	—	304.6
Other underwriting expenses	51.9	41.3	93.2	—	9.1	—	102.3
Underwriting income (loss)	65.5	60.4	125.9	48.1	(22.8)	—	151.2
Services revenues	113.4	—	113.4	(52.9)	—	(60.5)	—
Services expenses	95.7	—	95.7	—	—	(95.7)	—
Net services fee income	17.7	—	17.7	(52.9)	—	35.2	—
Services noncontrolling loss	0.6	—	0.6	—	—	(0.6)	—
Net services income	18.3	—	18.3	(52.9)	—	34.6	—
Segment income (loss)	83.8	60.4	144.2	(4.8)	(22.8)	34.6	151.2
Net investment income					131.9	—	131.9
Net realized and unrealized investment gains					19.3	—	19.3
Other revenues					27.8	60.5	88.3
Net corporate and other expenses					(49.2)	(95.7)	(144.9)
Intangible asset amortization					(5.0)	—	(5.0)
Interest expense					(35.5)	—	(35.5)
Foreign exchange gains					0.5	—	0.5
Income before income tax expense	$83.8	$60.4	144.2	(4.8)	67.0	(0.6)	205.8
Income tax expense			—	—	(35.0)	—	(35.0)
Net income			144.2	(4.8)	32.0	(0.6)	170.8
Net (income) loss attributable to noncontrolling interest			—	—	(0.6)	0.6	—
Net income available to SiriusPoint			$144.2	$(4.8)	$31.4	$—	$170.8

Attritional losses	$462.1	$286.4	$748.5	$(3.6)	$2.4	$—	$747.3
Catastrophe losses	1.3	5.4	6.7	—	—	—	6.7
Prior year loss reserve development	(31.2)	(17.7)	(48.9)	—	16.0	—	(32.9)
Loss and loss adjustment expenses incurred, net	$432.2	$274.1	$706.3	$(3.6)	$18.4	$—	$721.1

Underwriting Ratios: (1)
Attritional loss ratio	60.6%	55.6%	58.6%				58.5%
Catastrophe loss ratio	0.2%	1.0%	0.5%				0.5%
Prior year loss development ratio	(4.1)%	(3.4)%	(3.8)%				(2.6)%
Loss ratio	56.7%	53.2%	55.3%				56.4%
Acquisition cost ratio	27.9%	27.1%	27.5%				23.8%
Other underwriting expenses ratio	6.8%	8.0%	7.3%				8.0%
Combined ratio	91.4%	88.3%	90.1%				88.2%
(1)Underwriting ratios are calculated by dividing the related expense by net earned premium.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Six months ended June 30, 2025
	Insurance & Services	Reinsurance	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross written premium	$1,195.5	$724.5	$1,920.0	$—	$12.9	$—	$1,932.9
Net written premium	876.3	575.5	1,451.8	—	(4.4)	—	1,447.4
Net earned premium	705.4	566.0	1,271.4	—	7.3	—	1,278.7
Loss and loss adjustment expenses incurred, net	419.1	351.7	770.8	(3.5)	7.1	—	774.4
Acquisition costs, net	185.2	137.6	322.8	(56.2)	4.0	—	270.6
Other underwriting expenses	41.5	40.2	81.7	—	7.7	—	89.4
Underwriting income (loss)	59.6	36.5	96.1	59.7	(11.5)	—	144.3
Services revenues	120.2	—	120.2	(61.9)	—	(58.3)	—
Services expenses	92.7	—	92.7	—	—	(92.7)	—
Net services fee income	27.5	—	27.5	(61.9)	—	34.4	—
Services noncontrolling loss	0.1	—	0.1	—	—	(0.1)	—
Net services income	27.6	—	27.6	(61.9)	—	34.3	—
Segment income (loss)	87.2	36.5	123.7	(2.2)	(11.5)	34.3	144.3
Net investment income					139.4	—	139.4
Net realized and unrealized investment gains					0.4	—	0.4
Other revenues					(1.3)	58.3	57.0
Net corporate and other expenses					(38.8)	(92.7)	(131.5)
Intangible asset amortization					(5.7)	—	(5.7)
Interest expense					(39.2)	—	(39.2)
Foreign exchange losses					(14.5)	—	(14.5)
Income before income tax expense	$87.2	$36.5	123.7	(2.2)	28.8	(0.1)	150.2
Income tax expense			—	—	(24.9)	—	(24.9)
Net income			123.7	(2.2)	3.9	(0.1)	125.3
Net income attributable to noncontrolling interest			—	—	(0.6)	0.1	(0.5)
Net income available to SiriusPoint			$123.7	$(2.2)	$3.3	$—	$124.8

Attritional losses	$426.5	$325.0	$751.5	$(3.5)	$1.9	$—	$749.9
Catastrophe losses	4.8	62.6	67.4	—	—	—	67.4
Prior year loss reserve development	(12.2)	(35.9)	(48.1)	—	5.2	—	(42.9)
Loss and loss adjustment expenses incurred, net	$419.1	$351.7	$770.8	$(3.5)	$7.1	$—	$774.4

Underwriting Ratios: (1)
Attritional loss ratio	60.4%	57.3%	59.1%				58.7%
Catastrophe loss ratio	0.7%	11.1%	5.3%				5.3%
Prior year loss development ratio	(1.7)%	(6.3)%	(3.8)%				(3.4)%
Loss ratio	59.4%	62.1%	60.6%				60.6%
Acquisition cost ratio	26.3%	24.3%	25.4%				21.2%
Other underwriting expenses ratio	5.9%	7.1%	6.4%				7.0%
Combined ratio	91.6%	93.5%	92.4%				88.8%
(1)Underwriting ratios are calculated by dividing the related expense by net earned premium.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

SIRIUSPOINT LTD.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS & OTHER FINANCIAL MEASURES
Non-GAAP Financial Measures
Core Results
Collectively, the sum of the Company's two segments, Insurance & Services and Reinsurance, constitute "Core" results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. We believe it is useful to review Core results as it better reflects how management views the business and reflects our decision to exit the run off business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Core underwriting income - calculated by subtracting loss and loss adjustment expenses incurred, net, acquisition costs, net, and other underwriting expenses from net premiums earned.
Core net services income - consists of services revenues which include commissions, brokerage and fee income related to consolidated MGAs, and other revenues, as well as services expenses which include direct expenses related to consolidated MGAs and services noncontrolling income which represent minority ownership interests in consolidated MGAs. Net services income is a key indicator of the profitability of the Company's services provided.
Core income - consists of two components, core underwriting income and core net services income. Core income is a key measure of our segment performance.
Core combined ratio - calculated by dividing the sum of Core loss and loss adjustment expenses incurred, net, acquisition costs, net and other underwriting expenses by Core net premiums earned. Accident year loss ratio and accident year combined ratio are calculated by excluding prior year loss reserve development to present the impact of current accident year net loss and loss adjustment expenses on the Core loss ratio and Core combined ratio, respectively. Attritional loss ratio excludes catastrophe losses from the accident year loss ratio as they are not predictable as to timing and amount. These ratios are useful indicators of our underwriting profitability.

Book Value Per Diluted Common Share Metrics
Book value per diluted common share excluding AOCI and tangible book value per diluted common share, as presented, are non-GAAP financial measures and the most directly comparable U.S. GAAP measure is book value per diluted common share. Management believes it is useful to exclude AOCI because it may fluctuate significantly between periods based on movements in interest and currency rates. Tangible book value per diluted common share excludes goodwill and intangible assets. Management believes that effects of goodwill and intangible assets make book value comparisons to less acquisitive peer companies less meaningful.
The following table sets forth the computation of book value per common share, book value per diluted common share, book value per diluted common share excluding AOCI, and tangible book value per diluted common share as of June 30, 2026 and December 31, 2025:

	June 30, 2026	December 31, 2025
	($ in millions, except share and per share amounts)
Common shareholders’ equity attributable to SiriusPoint common shareholders	$2,275.9	$2,269.8

Accumulated other comprehensive income, net of tax	(21.3)	61.9
Common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI	2,297.2	2,207.9

Intangible assets	137.4	121.2
Goodwill	18.6	—
Tangible common shareholders' equity attributable to SiriusPoint common shareholders	$2,119.9	$2,148.6

Common shares outstanding	116,065,965	116,989,799
Effect of dilutive stock options and restricted share units	1,848,708	4,983,345
Book value per diluted common share denominator	117,914,673	121,973,144

Book value per common share	$19.61	$19.40
Book value per diluted common share	$19.30	$18.61
Book value per diluted common share ex. AOCI	$19.48	$18.10
Tangible book value per diluted common share	$17.98	$17.62

Operating and Core Operating Metrics
Operating net income, Core Operating net income, Operating earnings per share and Core Operating earnings per share are non-GAAP financial measures and the most directly comparable U.S. GAAP measures are net income and diluted earnings per share. Operating net income excludes items which we believe are not indicative of the operations of our operating businesses, including realized and unrealized gains (losses) on strategic and other investments and liability-classified capital instruments, non-recurring costs associated with acquisitions or sales of subsidiaries, income (expense) related to loss portfolio transfers, deferred tax assets attributable to the enactment of the Bermuda corporate income tax, development on COVID-19 reserves resulting from the COVID-19 reserve study performed concurrently with the settlement of the Series A Preference shares in the third quarter of 2024, and foreign exchange gains (losses). Core Operating net income also excludes the Corporate (run off) business. We believe it is useful to review Operating net income and Core Operating net income as it better reflects how we view the business, as well as provides investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics. Operating ROE is calculated by dividing annualized Operating net income for the period by average common shareholders’ equity, excluding AOCI, and after adjusting for the above noted items to arrive at Operating net income. Core Operating ROE also excludes the results of the Corporate (run off) business.
The following table sets forth the computation of Operating net income, Core Operating net income, Operating earnings per share and Core Operating earnings per share for the three and six months ended June 30, 2026 and 2025:

	Three months ended		Six months ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
	($ in millions, except share and per share amounts)
Net income available to SiriusPoint common shareholders	$68.6	$59.2	$168.2	$116.8
Adjustments:
Gain on sale or deconsolidation of consolidated MGAs	—	—	(25.2)	—
Losses on strategic and other investments	6.2	—	8.0	0.5
MGA & Strategic Investment Rationalization	6.2	—	(17.2)	0.5
Expense related to loss portfolio transfers	5.2	6.6	10.8	12.5
Foreign exchange (gains) losses	(1.8)	16.7	(0.5)	14.5
Other non-recurring items	3.7	—	9.0	—
Income tax expense on adjustments (1)	(2.5)	(4.4)	(5.2)	(5.2)
Operating net income	79.4	78.1	165.1	139.1
Corporate (run off) underwriting results	4.0	7.1	22.8	11.5
Income tax expense on adjustments (1)	(0.8)	(1.3)	(4.4)	(2.2)
Core Operating net income	$82.6	$83.9	$183.5	$148.4

Weighted average number of diluted common shares used in the determination of earnings per share	119,011,731	118,669,471	120,237,742	118,598,535
Operating diluted earnings per share	$0.67	$0.66	$1.37	$1.17
Core Operating diluted earnings per share	$0.69	$0.71	$1.53	$1.25
(1)    For the three and six months ended June 30, 2026 and 2025, an effective tax rate of 19% is applied to the adjustments to calculate the income tax expense, where applicable. Periods may have a different effective tax rate based on the jurisdiction of specific transactions.

The following table sets forth the computation of Operating Return on Average Common Shareholders’ Equity for the three and six months ended June 30, 2026 and 2025:

	Three months ended		Six months ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
	($ in millions, except for ratios)
Operating net income	$79.4	$78.1	$165.1	$139.1
Common shareholders’ equity attributable to SiriusPoint common shareholders - beginning of period	2,302.4	1,825.2	2,269.8	1,737.4
Less: Accumulated other comprehensive income (loss), net of tax - beginning of period	6.3	26.4	61.9	(4.1)
Common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI - beginning of period	2,296.1	1,798.8	2,207.9	1,741.5
Common shareholders’ equity attributable to SiriusPoint common shareholders - end of period	2,275.9	1,905.7	2,275.9	1,905.7
Adjustments to net income to arrive at Operating net income	10.8	18.9	(3.1)	22.3
Less: Accumulated other comprehensive income, net of tax - end of period	(21.3)	46.5	(21.3)	46.5
Common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI - end of period	2,308.0	1,878.1	2,294.1	1,881.5
Average common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI	$2,302.1	$1,838.5	$2,251.0	$1,811.5
Annualized Operating ROE	13.8%	17.0%	14.7%	15.4%
The following table sets forth the computation of Core Operating Return on Average Common Shareholders’ Equity for the three and six months ended June 30, 2026 and 2025:

	Three months ended		Six months ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
	($ in millions, except for ratios)
Core Operating net income	$82.6	$83.9	$183.5	$148.4
Common shareholders’ equity attributable to SiriusPoint common shareholders - beginning of period	2,302.4	1,825.2	2,269.8	1,737.4
Less: Accumulated other comprehensive income (loss), net of tax - beginning of period	6.3	26.4	61.9	(4.1)
Common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI - beginning of period	2,296.1	1,798.8	2,207.9	1,741.5
Common shareholders’ equity attributable to SiriusPoint common shareholders - end of period	2,275.9	1,905.7	2,275.9	1,905.7
Adjustments to net income to arrive at Core Operating net income	14.0	24.7	15.3	31.6
Less: Accumulated other comprehensive income, net of tax - end of period	(21.3)	46.5	(21.3)	46.5
Common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI - end of period	2,311.2	1,883.9	2,312.5	1,890.8
Average common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI	$2,303.7	$1,841.4	$2,260.2	$1,816.2
Annualized Core Operating ROE	14.3%	18.2%	16.2%	16.3%
Other Financial Measures
Annualized Return on Average Common Shareholders’ Equity Attributable to SiriusPoint Common Shareholders
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders is calculated by dividing annualized net income available to SiriusPoint common shareholders for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.

Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders for the three and six months ended June 30, 2026 and 2025 was calculated as follows:

	Three months ended		Six months ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
	($ in millions, except for ratios)
Net income available to SiriusPoint common shareholders	$68.6	$59.2	$168.2	$116.8
Common shareholders’ equity attributable to SiriusPoint common shareholders - beginning of period	2,302.4	1,825.2	2,269.8	1,737.4
Common shareholders’ equity attributable to SiriusPoint common shareholders - end of period	2,275.9	1,905.7	2,275.9	1,905.7
Average common shareholders’ equity attributable to SiriusPoint common shareholders	$2,289.2	$1,865.5	$2,272.9	$1,821.6
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	12.0%	12.7%	14.8%	12.8%